UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2011

OPTELECOM-NKF, INC.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-08828	52-1010850
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

12920 Cloverleaf Center Drive, Germantown,
Maryland	20874
(Address of Principal Executive Offices)	(Zip Code)

(301) 444-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 Corporate Governance and Management.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Optelecom-NKF,  Inc., a Delaware corporation (“Optelecom”), was held on January 25, 2011, at 12920 Cloverleaf Center Drive, Germantown, Maryland 20874 (the “Special Meeting”).  At the Special Meeting, the stockholders of Optelecom approved the proposal to adopt the Agreement and Plan of Merger dated as of November 10, 2010 by and among Optelecom, TKH Group N.V., a company organized and existing under the laws of The Netherlands (“Parent”), and Ohio Merger Subsidiary, Inc. (“Merger Sub”), a Delaware corporation and an indirect wholly-owned subsidiary of Parent (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Optelecom (the “Merger”) and Optelecom will become an indirect wholly-owned subsidiary of Parent.  The adoption of the Merger Agreement required the affirmative vote of the holders of a majority of the issued and outstanding shares of Optelecom common stock, par value $0.03 per share (“Common Stock”), entitled to vote thereon.  There were 3,755,996 shares of Common Stock entitled to vote at the Special Meeting.  The sole proposal voted on by the stockholders of Optelecom was as  follows:

To adopt the Merger Agreement:

For	Against	Abstain
2,123,017	101,392	16,943

On January 26, 2011, the Company issued a press release regarding the results of the vote held at the Special Meeting and the anticipated closing date of the Merger.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optelecom-NKF, Inc.

Date: January 28, 2011	By:	/s/ David Patterson
		Name:	David Patterson
		Title:	President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 26, 2011